EXHIBIT 24.1

POWER-OF-ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Fabrizio Freda and Tracey T. Travis, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2017 of The Estée Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may only be revoked by a written document executed by the undersigned that expressly revokes this power by referring to the date and subject hereof.

Signature	Title (s)	Date

/s/ FABRIZIO FREDA	President, Chief Executive Officer	August 25, 2017
Fabrizio Freda	and a Director (Principal Executive Officer)

/s/ WILLIAM P. LAUDER	Executive Chairman	August 25, 2017
William P. Lauder	and a Director

/s/ LEONARD A. LAUDER	Director	August 25, 2017
Leonard A. Lauder

/s/ CHARLENE BARSHEFSKY	Director	August 25, 2017
Charlene Barshefsky

/s/ ROSE MARIE BRAVO	Director	August 25, 2017
Rose Marie Bravo

/s/ WEI SUN CHRISTIANSON	Director	August 25, 2017
Wei Sun Christianson

/s/ PAUL J. FRIBOURG	Director	August 25, 2017
Paul J. Fribourg

/s/ MELLODY HOBSON	Director	August 25, 2017
Mellody Hobson

/s/ IRVINE O. HOCKADAY, JR.	Director	August 25, 2017
Irvine O. Hockaday, Jr.

/s/ JANE LAUDER	Director	August 25, 2017
Jane Lauder

/s/ RONALD S. LAUDER	Director	August 25, 2017
Ronald S. Lauder

/s/ RICHARD D. PARSONS	Director	August 25, 2017
Richard D. Parsons

/s/ LYNN FORESTER DE ROTHSCHILD	Director	August 25, 2017
Lynn Forester de Rothschild

/s/ BARRY S. STERNLICHT	Director	August 25, 2017
Barry S. Sternlicht

/s/ RICHARD F. ZANNINO	Director	August 25, 2017
Richard F. Zannino

/s/ TRACEY T. TRAVIS	Executive Vice President and	August 25, 2017
Tracey T. Travis	Chief Financial Officer (Principal Financial and Accounting Officer)